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Exhibit 10.17

NOTE PURCHASE AGREEMENT

        This Note Purchase Agreement (this "Agreement"), dated as of February 12 1999, by and between Displaytech, Inc., a Colorado corporation (the "Issuer" or the "Company"), and Hewlett-Packard Company, a Delaware corporation (the "Purchaser").

W I T N E S S E T H:

        WHEREAS, subject to the terms and conditions of this Agreement, the Company will authorize the issuance and sale of up to $10,000,000 aggregate Principal amount of its 9% Convertible Notes (the "Notes"); and

        WHEREAS, the Issuer wishes to issue and sell the Notes to the Purchaser, and the Purchaser wishes to purchase the Notes from the Issuer, on the terms and subject to the conditions of this Agreement; and

        WHEREAS, the offer and sale of the Notes to the Purchaser, and the offer and sale of the shares of Preferred Stock of the Issuer issuable upon conversion of the Notes, and of the Common Stock of the Issuer issuable upon conversion of the Preferred Stock will be made without registration of the Notes, such shares of Preferred Stock, or such shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from the registration requirements of the Securities Act;

        NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

        Section 1.1.    As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act.

          "Board of Directors" means the board of directors of the Issuer or any duly authorized committee of such board.

          "Business Day" means any day which is not a day on which banking institutions in the Cities of New York, Denver or San Francisco are authorized or obligated by law, regulation or executive order to close.

          "Business Plan" means the plans described in the Issuer's Business and Industry Overview, dated December 3, 1998, as amended by a letter dated February 11, 1999, dealing with outsource manufacturing, attached hereto as Exhibit A.

          "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Capital Stock" means any and all shares of capital stock of the Issuer (however designated and whether voting or nonvoting), and shall include, but not be limited to, the Common Stock and the Preferred Stock.

          "Cash Equivalents" means (a) securities with maturities of 90 days or less from the date of acquisition that are issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic Person (other than an individual) rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Change of Control" means the occurrence of any of the following events:(a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the"beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the Company; (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

          "Closing Date" has the meaning set forth in Section 3.2 herein.

          "Common Stock" means the Common Stock, par value $.001 per share, of the Company and all shares hereafter authorized of any class of common stock of the Company, and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Company with or into another Person, such consideration to which a holder of a share of Common Stock would be entitled upon the occurrence of such event.

          "Conditional Notes" has the meaning set forth in Section 2.2(b) herein.

          "Control" means with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

          "Designation of Rights" means the Certificate of Designation and Determination of Preferences of the Series HP Convertible Preferred Stock of the Issuer, dated February 17, 1999, creating the Preferred Stock, in substantially the form attached hereto as Exhibit B.

          "Event of Default" has the meaning set forth in Section 9.1 herein.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "First Closing Date" has the meaning set forth in Section 3.1 herein.

          "First Disbursement Note" has the meaning set forth in Section 2.2(a) herein.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

          "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof.

          "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any (i) trade account payables arising in the ordinary course of business and (ii) other accrued current liabilities incurred in the ordinary course of business, including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, banker's acceptance or other similar credit transaction; (b) all obligations of such Person evidenced by bonds, debentures or other similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (d) all Capitalized Lease Obligations of such Person; (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (f) all guarantees of Indebtedness referred to in this definition by such Person; and (g) all obligations under or in respect of currency agreements and interest rate protection obligations of such Person.

          "Intellectual Property" means all patents, trade secrets, trademarks, trade names, copyrights, mask-work rights and other similar proprietary rights owned or licensed by the Issuer, its Subsidiaries and used in its business.

          "Interest" means, with respect to any Note, the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 9(d) which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

          "Interest Payment Date" means, with respect to each Note issued hereunder, the Maturity Date thereof or the date that interest is paid as a result of a prepayment pursuant to the terms therein.

          "Investors" means Kingdon Associates, L.P., Kingdon Partners, L.P., M. Kingdon Offshore NV, Century Partners-Dtech, L.P., J. Kermit Birchfield, Jr., InterWest Capital, Inc., and Hewlett-Packard Company, as parties to the Stock Purchase Agreements, by and among Displaytech, Inc. and the Investors.

          "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind; provided that, except as set forth in the next succeeding sentence, in no event shall an operating lease be deemed to constitute a Lien. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement.

          "Maturity Date" means, with respect to each Note issued hereunder, the third anniversary of the date the First Disbursement Note is first issued, as set forth on the face thereof.

          "Notes" means the instruments of Indebtedness that are issued under this Agreement, substantially in the form of Exhibit C attached hereto.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, or the Secretary of the Issuer.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Issuer.

          "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuer or Purchaser, as applicable hereunder.

          "Outstanding Securities" has the meaning set forth in Section 5.1(b) herein.

          "Permitted Indebtedness" has the meaning set forth in Section 8.1(b) herein.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" means the shares of the Company's Series HP Convertible Preferred Stock, par value $.001 per share.

          "Principal" means, with respect to any debt security, including the Notes, the principal amount of the security plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

          "Purchase Price" has the meaning set forth in Section 2.1 herein.

          "Qualified Public Offering" means a firm commitment underwritten public offering pursuant to an effective Registration, as amended, covering the offer and sale of shares of Common Stock in which (i) proceeds to the Company, net of underwriting discounts and commissions, are at least U.S. $15,000,000, and (ii) the price per share of Common Stock shall be not less than $30.00 per share.

          "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (i) the Common Stock acquired or acquirable by the Investors pursuant to the Stock Purchase Agreements and, the shares of Common Stock issuable upon exercise of the warrants acquired or acquirable pursuant to the Stock Purchase Agreements between the Investors and the Issuer (including, without limitation, the "Anti-dilution Warrants" as defined in the Stock Purchase Agreements) and (ii) any Common Stock issued as a dividend or distribution with respect to or in exchange for such Common Stock, excluding in all cases, however, (i) any Common Stock that would otherwise be Registrable Securities transferred in a transaction in which the Investors' rights under Section 2 of such Shareholders' Rights Agreement are not properly assigned pursuant to Section 2.13 of such Shareholders' Rights Agreement and (ii) any Common Stock that would otherwise be Registrable Securities, if such securities, in the hands of the Holder thereof (A) are no longer restricted securities under the Securities Act or (B) may be sold, together with all other Common Stock (whether Registrable Securities or otherwise) held by such Holder, in any single three-month period, because the volume limitations of Rule 144 are not applicable or otherwise.

          "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Agreement such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

          "Second Disbursement Note" has the meaning set forth in Section 2.2(a) herein.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Shareholders' Rights Agreement" means the Shareholders' Rights Agreement, dated as of October 2, 1995, by and among the Issuer and the Investors, as amended by Amendment No. 1, dated as of October 10, 1997, and Amendment No. 2, dated as of January 27, 1998.

          "Stock Purchase Agreement" means each of that certain Stock Purchase Agreement, dated as of March 31, 1995, as amended, by and among the Issuer, J. Kermit Birchfield, Jr. and Century Partners-Dtech, L.P., that certain Stock and Warrant Purchase Agreement, dated as of October 2, 1995, as amended, by and among the J. Kermit Birchfield, Jr., Century Partners-Dtech, L.P., and Kingdon Associates, L.P., Kingdon Partners, L.P. and M. Kingdon Offshore NV, that certain Stock Purchase Agreement, dated as of October 11, 1997, as amended, between the Issuer and InterWest Capital, Inc., and that certain Stock Purchase Agreement, dated as of January 27, 1998, as amended, by and among the Issuer and the Purchaser (the "HP Stock Purchase Agreement" and collectively with the other agreements described herein, the "Stock Purchase Agreements").

          "Subsequent Closing Date" has the meaning set forth in Section 3.2 herein.

          "Subsidiary" means, with respect to the Issuer, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by the Issuer, by one or more Subsidiaries of the Issuer or by the Issuer and one or more Subsidiaries and (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which the Issuer, one or more Subsidiaries or the Issuer and one or more Subsidiaries, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Third Disbursement Note" has the meaning set forth in Section 2.2(a) herein.

          "Transaction Documents" means this Agreement, the Note and the Designation of Rights.

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

SECTION 2. SALE AND PURCHASE OF NOTES.

        Section 2.1.    Subject to the terms and conditions of this Agreement, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Issuer, up to $10,000,000 aggregate Principal amount of Notes on the Closing Dates. The purchase price of the Notes purchased by the Purchaser shall be 100% of the Principal amount thereof (the "Purchase Price").

        Section 2.2.    Forms and Dating of Notes.

          (a)   The Notes shall be in substantially the form of Exhibit C attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law. The Notes shall be issued in the Principal amounts of $5,000,000, $3,000,000, and $2,000,000 (the "First Disbursement Note", the "Second Disbursement Note" and the "Third Disbursement Note," respectively).

          (b)   On the First Closing Date, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Issuer, the First Disbursement Note. The First Disbursement Note shall be dated as of the First Closing Date. Subject to the terms and conditions of Section 2.3 of this Agreement, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Issuer, the Second Disbursement Note and the Third Disbursement Note (collectively, the "Conditional Notes"). Each Conditional Note shall be dated as of its respective Closing Date.

        Section 2.3.    Conditions Precedent to Sale and Purchase of the Conditional Notes.    In addition to the conditions with respect to a Subsequent Closing specified in Section 4, prior to the issuance, sale and purchase of each of the Conditional Notes, the following conditions will have been met: the Chief Financial Officer of the Issuer shall have provided to the Purchaser a written notice (the "Initial Notice") (a) setting forth a Subsequent Closing Date (which Subsequent Closing Date will be at least 60 days after the Initial Notice Date) for the issuance of the Conditional Note to which such Initial Notice relates, (b) attesting that (i) the amount of cash and Cash Equivalents available to the Issuer will be less than $1,000,000 on such Subsequent Closing Date and (ii) the Issuer is executing the Business Plan, and (c) setting forth as the date of such Initial Notice (the "Initial Notice Date"). The Purchaser will (subject to the conditions specified in this Section 2.3 and Section 4) purchase the Conditional Note that is the subject of the Initial Notice on the Subsequent Closing Date set forth therein if the Purchaser shall determine that, in its reasonable opinion in discussion with the Issuer, the Issuer is executing the Business Plan. The Purchaser shall deliver to the Issuer as soon as practicable but in no event later than 10 Business Days after receipt of the Initial Notice, a notice (the "Responsive Notice") stating either that (x) the Purchaser will proceed with the transaction contemplated by the Initial Notice (a "Favorable Responsive Notice") or (y) the Purchaser has determined that, in its reasonable opinion in discussion with the Issuer, the Issuer is not executing the Business Plan and the Purchaser will not proceed with the transaction contemplated by the Initial Notice (an "Unfavorable Responsive Notice").

SECTION 3. CLOSING

        Section 3.1.    The closing of the issuance and sale of the First Disbursement Note (the "First Closing") shall be held at the offices of the Issuer, in Colorado, at 9:00 a.m., local time, on February 17, 1999, or at such later date and time as the parties shall mutually agree (the "First Closing Date"). The First Disbursement Note shall be registered in the name of the Purchaser and shall be in such denominations as the Purchaser may request not less than three (3) Business Days prior to the Closing Date.

        Section 3.2.    After the conditions of Section 2.3 have been met by the Issuer, the closing of the issuance and sale of each of the Conditional Notes (each, a "Subsequent Closing") shall be held at the offices of the Issuer, in Colorado, at a date and time specified by the Issuer or at such other place or date and time as the parties shall mutually agree (each, a "Subsequent Closing Date") (the First Closing Date and each of the Subsequent Closing Dates, collectively, the "Closing Dates"). Each Conditional Note shall be registered in the name of the Purchaser and shall be in such denominations as the Purchaser may request not less than three (3) Business Days prior to the respective Subsequent Closing Date.

        Section 3.3.    The Purchaser shall pay the Purchase Price to the Issuer on the Closing Date by wire transfer of immediately available federal funds or in other immediately available funds to the account set forth on Exhibit D attached hereto.

        In addition to delivery of the Notes, the Issuer shall, at the request of the Purchaser, execute and deliver at the Closing such receipts, endorsements and other documents acknowledging receipt of the Purchase Price as the Purchaser may reasonably request.

SECTION 4. CONDITIONS TO THE CLOSING

        Section 4.1.    The obligation of the Purchaser to purchase each of the Notes and pay the Purchase Price is subject to (i) performance by the Issuer of all its obligations under this Agreement to be performed by it on or prior to the Closing Date for such Note, (ii) as of such Closing Date, the accuracy (as of their dates) of the statements of the Transaction Documents related thereto, and (iii) satisfaction of the conditions set forth below to the extent such conditions relate to the applicable Closing Date:

          (a)   As of each Closing Date, no fact or condition shall exist under applicable law, rule or regulation or interpretations thereof by any regulatory authority which in the Purchaser's reasonable opinion would make it illegal for the Issuer to issue and sell the Note to be issued at such Closing Date, or for the Issuer or any of the other parties thereto to perform their respective obligations under the Transaction Documents related thereto.

          (b)   As of each Closing Date, the representations and warranties made by the Issuer in this Agreement shall be true and correct on and as if they had been made on the respective Closing Date (except to the extent a different date is reasonably specified in any such Transaction Document); the Issuer shall have performed and complied with all agreements and conditions hereof required to be performed or complied with by it on or before each Closing Date; and no event shall have occurred and no condition shall exist which would constitute an Event of Default under this Agreement.

          (c)   As of the First Closing Date, this Agreement shall have been duly authorized, executed and delivered by the Issuer, and shall be in full force and effect on each Closing Date.

          (d)   The Issuer shall have delivered the Note to be purchased at such Closing Date in accordance with the terms of Section 2 hereof, and, as of the First Closing Date, the Purchaser and the Issuer shall each have received a fully executed counterpart original and any required conformed copies of this Agreement and any related documents delivered at or prior to the First Closing Date.

          (e)   The Purchaser shall have received an Opinion of Counsel satisfactory to it, dated such Closing Date, substantially in the forms of Exhibit E.

          (f)    The Purchaser shall have received an Officer's Certificate, dated as of the respective Closing Date, in form and substance reasonably satisfactory to it and its counsel to the effect that the issuance, sale and delivery of the Note being issued at such Closing Date by the Issuer, and each Transaction Document to which it is a party and any other documents executed by or on behalf of the Issuer in connection with the transactions contemplated for such Closing Date have been duly authorized.

          (g)   Any taxes, fees and other governmental charges which are due and payable in connection with the execution, delivery and performance of this Agreement and the execution, delivery, sale and performance of the Notes which are required to be paid by the Issuer shall have been paid by the Issuer, at or prior to the Closing Dates.

          (h)   As of the First Closing Date, the Issuer shall have received a written waiver substantially in the form of Exhibit F attached hereto.

        Section 4.2.    The obligation of the Issuer to issue and sell each of the Notes is subject to satisfaction of the conditions set forth below to the extent such conditions relate to the applicable Closing Date:

          (a)   As of each Closing Date, the representations and warranties made by the Purchaser in this Agreement shall be true and correct on and as if they had been made on the respective Closing Date.

          (b)   The Issuer shall have received an Opinion of Counsel satisfactory to it, dated such Closing Date, substantially in the form of Exhibit G attached hereto.

          (c)   The Issuer shall have received a certificate, dated as of the respective Closing Date, in form and substance reasonably satisfactory to it and its counsel to the effect that the transactions contemplated for such Closing Date have been duly authorized.

          (d)   As of the First Closing Date, the Issuer shall have received a written waiver substantially in the form of Exhibit F attached hereto.

        Section 4.3.    If any of the conditions specified in this Section 4 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all respects satisfactory in form and substance to the Purchaser with respect to Section 4.1 hereof, or the Issuer, with respect to Section 4.2 hereof, this Agreement and all obligations of the Purchaser or the Issuer, as the case may be, hereunder may be canceled at, or at any time prior to, the Closing Dates by the Purchaser or the Issuer, as the case may be. Notice of such cancellation shall be given to the Purchaser or the Issuer, as the case may be, in writing or by telephone or telecopy confirmed in writing. In any case of cancellation hereunder, any Notes theretofore issued, and all rights and obligations in connection therewith (including, but not by way of limitation the rights and obligations set forth in Section 7 of, and all other ongoing similar provisions under, this Agreement), shall survive such cancellation and shall remain outstanding in full force and effect in accordance with the terms and provisions thereof.

SECTION 5. REPRESENTATIONS AND WARRANTIES

        Section 5.1.    The Issuer hereby represents and warrants to the Purchaser that, except as set forth on the Schedule of Exceptions furnished to the Purchaser and attached hereto as Exhibit H, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          (a)    Organization, Good Standing and Qualification.    The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted in its Business Plan previously furnished to the Purchaser and to enter into and perform this Agreement and the other agreements to be entered into in connection herewith. The Issuer is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          (b)    Capitalization.    The Issuer is authorized to issue 10,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share, of which 176,100 shares of Series A Preferred Stock was issued on August 31, 1987, all of which has been converted into Common Stock and no other series of preferred stock has been issued. There are 1,920,237 shares of Common Stock, 265,744 warrants exercisable for a total of 265,744 shares of Common Stock, and 769,250 options and exercisable for a total of shares of Common Stock, that are currently outstanding (the "Outstanding Securities"; the total number of shares of Common Stock so issued and issuable being referred to as the "Current Outstanding Common Stock"). The issuance and sale or grant of such outstanding shares, options and warrants (and the offer of the shares of Common Stock issuable upon exercise of such warrants and options) were and are exempt from Registration, and such shares were issued in conformity with the permit or qualification requirements of all applicable state securities laws. There are no Outstanding Securities other than the options and warrants described above that are, or upon completing the transactions contemplated herein will be, excercisable or convertible into any shares of Capital Stock, other than the Notes and the Preferred Stock.

          (c)    Subsidiaries.    Other than Displaytech International, Inc., a Colorado corporation, the Issuer does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

          (d)    Authorization.    All corporate action on the part of the Issuer, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the Designation of Rights, the performance of all obligations of the Issuer hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Notes and the Preferred Stock and Common Stock issuable upon conversion of the Notes has been taken or will be taken prior to the Closings and this Agreement and the Notes constitute the valid, binding and enforceable obligations of the Issuer in accordance with the terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

          (e)    Valid Issuance of Preferred Stock and Common Stock.

              (i)  The shares of Preferred Stock and the shares of Common Stock, if any, issuable pursuant to Section 10 herein, when issued, sold and delivered in accordance with the terms herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

             (ii)  The Outstanding Securities are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

          (f)    Governmental Consents.    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Issuer is required in connection with the consummation of the transaction contemplated by this Agreement.

          (g)    Litigation.    There is no action, suit, proceeding or investigation pending or, to the knowledge of the Issuer, currently threatened against the Issuer which questions the validity of this Agreement or the right of the Issuer to enter into it, or to consummate the transactions contemplated thereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Issuer, financially or otherwise, or any change in the current equity ownership of the Issuer, nor is the Issuer aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or, to the Issuer's knowledge, threatened (or any basis therefor known to the Issuer) involving the prior employment of any of the Issuer's employees, their use in connection with the Issuer's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Issuer is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Issuer currently pending or which the Issuer intends to initiate.

          (h)    Patents and Trademarks.    To the Issuer's knowledge, it has sufficient title and ownership or rights to use of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted as described in the Business Plan without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Issuer bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. A list of all patents, patent applications, trademarks and trademark applications issued since January 27, 1998 is set forth on the Schedule of Exceptions. The Issuer has not received any communications alleging that the Issuer has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Issuer aware of any such violations. The Issuer is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee's best efforts to promote the interests of the Issuer or that would conflict with the Issuer's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the other Transaction Documents, nor the carrying on of the Issuer's business by the employees of the Issuer, nor the conduct of the Issuer's business as proposed, will, to the Issuer's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Issuer does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Issuer. Each of the Issuer's employees has executed a Proprietary Information, Non-Competition and Patent Assignment Agreement substantially in the form provided as Exhibit D to the HP Stock Purchase Agreement.

          (i)    Compliance with Other Instruments.

              (i)  The Issuer is not in violation or default of any provisions of its articles of incorporation as amended ("Articles of Incorporation") or bylaws, as amended ("Bylaws") or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, of any provision of federal or state statute, rule or regulation applicable to the Issuer, except to the extent that any such violation or default could not, either individually or in the aggregate, have a material adverse effect on the Issuer's business, financial condition or prospects or on the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Issuer.

             (ii)  To its knowledge, the Issuer has avoided every condition, and has not performed any act, the occurrence of which would result in the Issuer's loss of any right granted under any license, distribution or other agreement, the loss of which could have, either individually or in the aggregate, a material adverse effect on the Issuer's business, financial condition or prospects or on the transactions contemplated hereby.

          (j)    Agreements; Action.

              (i)  Except for the Stock Purchase Agreements and the Shareholders' Rights Agreement, there are no agreements, understandings or proposed transactions between the Issuer and any of its officers, directors or affiliates, or any affiliate thereof (including any entity in which any such officer, director or affiliate has an ownership interest).

             (ii)  With the exception of the transactions contemplated by this Agreement or as previously disclosed in the HP Stock Purchase Agreement, there are no material agreements, understandings, instruments, contracts or proposed transactions to which the Issuer is a party or by which it is bound which involve (i) obligations of, or payments to the Issuer in excess of, $100,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Issuer. A true and complete copy of each agreement listed on the Schedule of Exceptions (other than agreements identified as United States government contracts, and agreements which, in the opinion of the Issuer, if disclosed, would breach an obligation of confidentiality) is attached thereto.

            (iii)  With the exception of the transactions contemplated by this Agreement or as previously disclosed in the HP Stock Purchase Agreement, the Issuer has not (w) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (x) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000, (y) made any loans or advances to any person, other than ordinary advances for travel expenses or loans for stock purchases exceeding $10,000, or (z) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (iv)  The Issuer is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Articles of Incorporation or Bylaws, which materially adversely affects its business as now conducted or as proposed to be conducted in the Business Plan, its properties or its financial condition or prospects.

          (k)    Disclosure.    The Issuer has fully provided the Purchaser with all the information which the Purchaser has requested for deciding whether to purchase the Notes and all information which the Issuer believes is reasonably necessary to enable the Purchaser to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          (l)    Business Plan.    The Business Plan has been prepared in good faith by the Issuer and, when taken together with information disclosed on the Schedule of Exceptions, does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made in the Business Plan not misleading, when taken together with all other statements contained in the Business Plan, except that with respect to projections contained in the Business Plan, the Issuer represents only that such projections were prepared in good faith and that the Issuer reasonably believes there is a reasonable basis for such projections based on the assumptions contained in the Business Plan.

          (m)    Registration Rights.    Since January 27, 1998, the Issuer has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          (n)    Corporate Documents.    The Articles of Incorporation and Bylaws of the Issuer are in the form previously provided to the Purchaser.

          (o)    Title to Property and Assets.    The Issuer owns its property and assets free and clear of all Liens except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Issuer's ownership or use of such property or assets. With respect to the property and assets it leases, the Issuer is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any Liens.

          (p)    Financial Statements.    The Issuer has delivered to the Purchaser its audited financial statements (balance sheet and profit and loss statement, statement of shareholders' equity and statement of cash flows) as of September 30, 1998 and for the year then ended and its unaudited financial statements (balance sheet and profit and loss statement) as of December 31, 1998 and for the month then ended (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except for the failure of the unaudited Financial Statements to include the footnotes required by GAAP. The Financial Statements fairly set out and describe the financial condition and operating results of the Issuer as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which will not in the aggregate be material. Except as set forth in the Financial Statements, the Issuer has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Issuer. The Issuer maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

          (q)    Changes.    Since December 31, 1998, there has not been:

              (i)  any change in the assets, liabilities, financial condition or operating results of the Issuer from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse to the Issuer;

             (ii)  any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Issuer (as such business is presently conducted and as it is proposed to be conducted in the Business Plan);

            (iii)  any waiver by the Issuer of a valuable right or of a material debt owed to it;

            (iv)  any satisfaction or discharge of any Lien or payment of any obligation by the Issuer, except in the ordinary course of business or which is not material to the assets, properties, financial condition, operating results or business of the Issuer (as such business is presently conducted and as it is proposed to be conducted in the Business Plan);

             (v)  any material change or amendment to a material contract or arrangement by which the Issuer or any of its assets or properties is bound or subject;

            (vi)  any material change in any compensation arrangement or agreement with any employee; or

           (vii)  to the Issuer's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results or business of the Issuer (as such business is presently conducted and as it is proposed to be conducted in the Business Plan).

          (r)    Employee Benefit Plans.    The Issuer does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for the Issuer's 401(K) Plan. The Issuer has complied and currently is in compliance in all material respects with the applicable provisions of ERISA with respect to such plan.

          (s)    Tax Returns, Payments and Elections.    The Issuer has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Issuer has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions. The provision for taxes of the Issuer as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Issuer has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Issuer, its financial condition, its business as presently conducted or as proposed to be conducted in the Business Plan or any of its properties or material assets.

          (t)    Insurance.    The Issuer has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

          (u)    Minute Books.    The minute books of the Issuer contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects. A true and complete copy of the minute books has been made available to the Purchaser.

          (v)    Labor Agreements and Actions.    The Issuer is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Issuer, has sought to represent any of the employees, representatives or agents of the Issuer. There is no strike or other material labor dispute involving the Issuer pending, or to the knowledge of the Issuer threatened, nor is the Issuer aware of any labor organization activity involving its employees. The Issuer is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Issuer, nor does the Issuer have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Issuer is terminable at the will of the Issuer.

          (w)    Licenses.    The Issuer possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and other rights (collectively, "Licenses") which are necessary for it to engage in the business currently conducted by it as described in the Business Plan, except to the extent the failure to have any such License, individually or in the aggregate with the failure to possess any other Licenses, could not have a material adverse effect on the Issuer's business, financial condition or prospects.

        Section 5.2.    The Purchaser hereby represents and warrants that:

          (a)    Authorization.    The Purchaser (i) is a corporation duly organized and validly existing under the laws of Delaware; and (ii) has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby, including, without limitation, the purchase of the Note, and the performance of its obligations thereunder.

          (b)    Purchase Entirely for Own Account.    The Purchaser understands that the Notes, the shares of Preferred Stock and the shares of Common Stock issuable upon conversion thereof, have not been Registered under the Securities Act nor pursuant to the securities or blue sky laws of any State. The Purchaser is not acquiring any Note, or any shares of Preferred Stock of the Issuer issuable upon conversion of the Notes, or any Common Stock of the Issuer issuable upon conversion of the Preferred Stock, with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

          (c)    Disclosure of Information.    The Purchaser believes it has received (or, in connection with each transaction contemplated to be concluded on a Subsequent Closing, will receive) all the information it considers necessary or appropriate for deciding whether to purchase the Notes, the shares of Preferred Stock and the shares of Common Stock issuable upon conversion thereof. The Purchaser further represents that in making its investment decision to purchase the Notes, the shares of Preferred Stock and the shares of Common Stock issuable upon conversion thereof, it has conducted (or, in connection with each transaction contemplated to be concluded on a Subsequent Closing, will conduct) such investigation of the Issuer, including a review of the information set forth in the Business Plan and the projections contained therein, as it has deemed (or, in connection with each transaction contemplated to be concluded on a Subsequent Closing, then deems) reasonably necessary and has had an opportunity to ask questions of and receive answers from the Issuer regarding the terms and conditions of the offering of the Notes, the shares of Preferred Stock and the shares of Common Stock issuable upon conversion thereof. The foregoing, however, does not limit or modify the representations and warranties of the Issuer in Section 5.1 of this Agreement or the right of the Purchaser to rely thereon.

          (d)    Investment Experience; Principal Place of Business.    The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes, the shares of Preferred Stock and the shares of Common Stock issuable upon conversion thereof. The Purchaser is an "accredited investor" within the meaning of such term set forth in Rule 501 promulgated under the Securities Act and has not been organized for the purpose of acquiring the Notes, the shares of Preferred Stock and the shares of Common Stock issuable upon conversion thereof. The principal place of business of the Purchaser is the address set forth in Section 13.2 of this Agreement.

SECTION 6. EXPENSES

        Section 6.1.    Whether or not the transactions contemplated hereby or in the Transaction Documents or in any of the transactions contemplated hereby and thereby shall be consummated, the Issuer and Purchaser shall each pay its own expenses.

SECTION 7. AFFIRMATIVE COVENANTS

        Section 7.1.    The Issuer hereby covenants and agrees that, so long as any of the Notes are outstanding:

          (a)   The Issuer shall reserve, free from preemptive rights, out of its authorized but unissued Preferred Stock sufficient shares to provide for the conversion of the Notes, based on the Note Conversion Price (as such term is defined in the Notes).

          (b)   The Issuer shall reserve, free from preemptive rights, out of its authorized but unissued Common Stock, sufficient shares to provide for the conversion of the shares of Preferred Stock, at the Conversion Ratio (as such term is defined in the Preferred Stock and the Designation of Rights) from time to time in effect.

          (c)   No later than five (5) Business Days after the occurrence of an Event of Default, the Issuer will deliver, or cause to be delivered, to Purchaser notice of such Event of Default. Notwithstanding the previous sentence, if an event is an Event of Default specified in Section 9.1(d), the Issuer will deliver, or cause to be delivered, to the Purchaser notice of such Event of Default at such time that the Board of Directors or all of the members of the Board of Directors receive information about such Event of Default.

          (d)   If the Issuer defaults in the required payments, including Principal, Interest, premium, rent or leasehold payments, if any, on any Permitted Indebtedness, when the same becomes due and payable, the Chief Financial Officer of the Issuer will deliver, or cause to be delivered to the Purchaser, within 5 Business Days, notice of such default ("First Default Notice"). If after such notice is delivered, the Issuer fails to cure such default within the applicable grace or cure period provided with respect to such required payment, if any, the Chief Financial Officer of the Issuer will deliver, or cause to be delivered to the Purchaser, within 5 Business Days of the date that such grace or cure period expires, notice that the Issuer has failed to cure such default within the applicable grace or cure period ("Second Default Notice"). The Issuer agrees to provide any notice contemplated by this Section 7.1(d) without regard to any waiver of the grace or cure period, subsequent cure, or notice provisions of the Permitted Indebtedness.

          (e)   The Issuer shall pay or discharge or cause to be paid or discharged before the same shall become delinquent all payments of the Notes as set forth therein.

        Section 7.2    Information.    The Issuer further covenants and agrees that so long as one or more of the Notes is outstanding or the Purchaser owns at least 30,000 shares of Preferred Stock or Common Stock (including any Preferred Stock or Common Stock issued or issuable pursuant to Section 10 herein) it shall deliver to the Purchaser the information specified in this Section unless the Purchaser at any time specifically requests that such information not be delivered to it.

          (a)    Monthly Financial Statement.    As soon as available, but in any event not later than 30 days after the end of each month (other than the last month of any fiscal quarter of the Issuer), the unaudited consolidated balance sheet of the Issuer and its subsidiaries as at the end of each such month and the related unaudited consolidated statements of income and cash flows of the Issuer and its subsidiaries for such month and for the elapsed period in such fiscal year, all in reasonable detail and stating in comparative form (i) the figures as of the end of and for the comparable periods of the preceding fiscal year and (ii) the figures reflected in the operating budget for such period as specified in the financial plan of the Issuer delivered pursuant to paragraph (e) hereof. All such financial statements shall be complete and correct in all material respects, shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods reflected therein except as stated therein and shall be accompanied by a certificate of the Issuer's chief executive officer or chief financial officer to such effect.

          (b)    Quarterly Financial Statements.    As soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters, the unaudited consolidated balance sheet of the Issuer and its subsidiaries as at the end of each such period and the related unaudited consolidated statement of operations, stockholders' equity and cash flows of the Issuer and its subsidiaries for such quarterly period and for the elapsed period in such fiscal year, all in reasonable detail and stating in comparative form (i) the figures as at the end of and for the comparable periods of the preceding fiscal year and (ii) the figures reflected in the operating budget for such period as specified in the financial plan of the Issuer delivered pursuant to paragraph (e) hereof. All such financial statements shall be complete and correct in all material respects, shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods reflected therein except as stated therein, and shall be accompanied by a certificate of the Issuer's chief executive officer or chief financial officer to such effect.

          (c)    Annual Financial Statements.    As soon as available, but in any event within 90 days after the end of each fiscal year of the Issuer, a copy of the audited consolidated and consolidating balance sheet of the Issuer and its subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations, stockholders' equity and cash flows of the Issuer and its subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the figures as at the end of and for the previous fiscal year, accompanied by an opinion of an accounting firm of recognized national standing selected by the Issuer, which opinion shall state that such accounting firm's audit was conducted in accordance with generally accepted auditing standards. All such financial statements shall be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP applied on a consistent basis throughout the periods reflected therein except as stated therein.

          (d)    Management's Discussion.    Each financial statement delivered pursuant to paragraph (a), (b) or (c) hereof shall be accompanied by a brief informal narrative description of material business and financial trends and developments and significant transactions that have occurred in the appropriate period or periods covered thereby equivalent to the Management's Discussion and Analysis required by Item 303 of Regulation S-K under the Exchange Act, or subsequently enacted rules, as then in effect.

          (e)    Budgets and Other Information.    As soon as available, but in any event not later than 30 days prior to the end of each fiscal year of the Issuer, the financial plan of the Issuer for the next succeeding fiscal year, including but not limited to a cash flow projection and operating budget, calculated monthly, as contained in its operating plan approved by the Board of Directors as well as any updates or revisions to such plan as soon as available. From time to time, such additional information regarding results of operations, financial condition, business or prospects of the Issuer and its subsidiaries, including without limitation cash flow analyses, projections and minutes of any meetings of the Board of Directors, as the Purchaser may reasonably request. The Issuer shall also afford to the Purchaser access, at reasonable times and on reasonable prior notice, to the books, records and properties of the Issuer.

          (f)    Accountants' Management Letters, etc.    Promptly after receipt by the Issuer, copies of all accountants' management letters and all management and board responses to such letters, and all certificates as to compliance, defaults, material adverse changes, material litigation or similar matters relating to the Issuer and its Subsidiaries.

          (g)    Shareholders' Lists.    As soon as available, but in any event within 30 days after the end of each of the first three fiscal quarters, a shareholders' list, showing, as of the end of each fiscal quarter, the authorized and outstanding shares by class (including the Common Stock equivalents of any convertible security), the holders of all outstanding shares (both before giving effect to dilution and on a fully-diluted basis) and all outstanding options, warrants and convertible securities, and detailing all options granted, exercised or lapsed and all shares issued or sold.

          (h)    Option Plans.    Within 60 days after the end of each fiscal year, the information requested in paragraph (g) above, and in addition, copies of all stock option plans, and a list detailing all options granted, issued or lapsed; all warrants granted or issued (whether to directors, in connection with financings or otherwise) or lapsed; and all stock issued or sold (including in each case, without limitation, all option and warrant exercise prices, stock issuance prices, and other terms).

          (i)    Other Reports and Statements.    Promptly (but in any event within 10 days) after any distribution to its shareholders generally, to its directors or to the financial community of an annual report, proxy statement or other report or communication, a copy of each such report, proxy statement or other report or communication and promptly (but in any event within 10 days) after any filing by the Issuer with the SEC or with any national securities exchange, of any publicly available annual or periodic or special report or proxy statement or Registration, a copy of such report or statement and copies of all press releases and other statements made available generally by the Issuer to the public concerning material developments in the Issuer's business.

          (j)    Material Litigation.    Within 15 days after the Issuer learns of the commencement or written threat of commencement of any material litigation or proceeding against the Issuer or its assets, written notice of the nature and extent of such litigation or proceeding.

          (k)    Notice of Action Relating to Impending Insolvency.    The Issuer will deliver or cause to be delivered to the Purchaser such information or notice relating to any proposed action relating to insolvency or bankruptcy action at such time that the Board of Directors or all of the members of the Board of Directors receive information about such insolvency or bankruptcy action.

          (l)    Non-Disclosure.    The Purchaser agrees that, except as otherwise required by law, it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which the Purchaser may obtain from the Issuer, and which the Issuer has prominently marked "Confidential," "Proprietary" or "Secret" or has otherwise identified in writing as being such, pursuant to financial statements, reports and other materials submitted by the Issuer as required hereunder unless such information is or becomes known to the Purchaser from a source other than the Issuer or is or becomes publicly known, or unless the Issuer gives its written consent to the Purchaser's release of such information, except that no such written consent shall be required (and the Purchaser shall be free to release such information), if such information is to be provided to the Purchaser's lawyer, accountant, or to an employee, officer, director or partner of the Purchaser or of the Purchaser's affiliate, provided that the Purchaser shall inform the recipient of the confidential nature of such information, and shall instruct the recipient to treat the information as confidential.

SECTION 8. NEGATIVE COVENANTS

        Section 8.1.

        (a)   The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur") any Indebtedness, except as provided in Section 8.1(b) below.

        (b)   Notwithstanding the provisions of Section 8.1(a), the Issuer and its Subsidiaries may, to the extent specifically set forth below, incur each and all of the following (the "Permitted Indebtedness"):

          (i)    Indebtedness of the Issuer evidenced by the Notes;

          (ii)   Indebtedness of the Issuer, or any Subsidiary outstanding on the Issue Date (the "Existing Indebtedness"), as disclosed on Schedule 8.1 attached hereto as Exhibit I.

          (iii)  Indebtedness, including Existing Indebtedness, of the Issuer or any Subsidiary in an aggregate Principal amount at any one time outstanding not to exceed U.S. $20,000,000 (or the foreign currency equivalent thereof) or, with the written consent of the Purchaser (such consent not to be unreasonably withheld), U.S. $25,000,000; provided that, the Issuer will provide notice to the Purchaser when such aggregate Principal amount exceeds U.S. $10,000,000 and U.S. $15,000,000.

          (iv)  Indebtedness of the Issuer or any Subsidiary represented by letters of credit for the account of the Issuer or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business.

        Section 8.2.    The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any pari passu Indebtedness or subordinated Indebtedness on any asset or property of the Issuer or such Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured with the obligations so secured (provided that any Lien securing subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes) or until such time as such obligations are no longer secured by a Lien.

        Section 8.3.    The Issuer will not in any way hypothecate or create or permit to exist any lien, security interest, charge, or encumbrance on or other interest in any of its Intellectual Property, and the Issuer, except in the ordinary course of business, will not sell, transfer, assign, pledge, collaterally assign, exchange, or otherwise dispose of any substantial part of its Intellectual Property.

Notwithstanding the foregoing, the Issuer shall not be prohibited from granting licenses to use its Intellectual Property to third parties in the ordinary course of business.

        Section 8.4.    The Issuer will not issue any class of stock which shall have a preference of equal or greater value than the Preferred Stock that is designated the Series HP Convertible Preferred Stock.

        Section 8.5.    The Issuer will not create or adopt any stock option plan that creates options or warrants for shares of Common Stock, or issues shares of Common Stock, other than its new Stock Option Plan (the "New Plan") and will not increase the total number of shares of Common Stock initially issuable pursuant to all such Plans to a number of shares that exceeds 300,000.

        Section 8.6.

        (a)   Except as set forth in Section 8.6(b) below with respect to a Qualified Public Offering:

          (i)    Prior to the earlier of the issuance of the Third Disbursement Note under this Agreement or the delivery of an Unfavorable Responsive Notice under Section 2.3 of this Agreement, the Issuer will not sell any further equity interest in itself, other than the Notes pursuant to this Agreement or pursuant to currently existing rights to purchase Current Outstanding Common Stock or rights granted under the New Plan or the Issuer's 1988 Incentive Stock Option Plan (which expired on October 11, 1998).

          (ii)   The Issuer will not enter into substantive negotiations (which term shall not include preliminary discussions prior to the execution of a letter of intent or similar document or, if there shall be no letter of intent or similar document, the entry into substantive negotiations of a draft definitive agreement) to offer to sell or sell any such further equity interest until the earlier to occur of the Subsequent Closing of the Second Disbursement Note or the delivery of an Unfavorable Responsive Notice; provided, however, the Issuer may enter into such substantive negotiations with, and may offer to sell and sell such further equity interest to, any Investor at any time if the Purchaser and the Investors are informed of all related discussions promptly and are offered the opportunity to purchase such further equity in the Issuer, such purchase to be in accordance with the terms of the relevant Stock Purchase Agreement if and to the extent such Stock Purchase Agreement is applicable in accordance with its terms.

          (iii)  The Purchaser and the Investors will participate in the purchase of such further equity interest, if they elect to do so, in proportion to the number of shares of Common Stock (treating the Notes and any other securities of the Issuer held by them as if converted or exercised for Common Stock in accordance with the terms thereof) taken as a percentage of the total number of shares of Common Stock then issued or so issuable then owned by the Purchaser and each of the Investors, or as the Purchaser and the Investors may otherwise designate.

        (b)   The provisions of Section 8.6(a) above to the contrary, notwithstanding, the Issuer may:

          (i)    Enter into substantive negotiations at any time with respect to a Qualified Public Offering.

          (ii)   File a Registration at any time with respect to a Qualified Public Offering.

          (iii)  Effect a Registration at any time after the earlier to occur of the Subsequent Closing of the Second Disbursement Note with respect to a Qualified Public Offering or delivery of an Unfavorable Responsive Notice under Section 2.3 hereof and take all steps that are necessary or appropriate to consummate the transactions contemplated by such Registration.

SECTION 9. EVENTS OF DEFAULT

        Section 9.1.    An "Event of Default" means any of the following events:

          (a)   the Issuer fails to pay the Principal of or interest on any of the Notes when due, pursuant to the terms and conditions therein.

          (b)   the Issuer does not perform or comply with any one or more of its material obligations in the Notes or this Agreement (other than a default under (a) above) for a period of 45 days after written notice of such default shall have been given to the Issuer by the Purchaser.

          (c)   one or more defaults in the required payments, including Principal, interest, premium, rent or leasehold payments, if any, on any Permitted Indebtedness, when the same becomes due and payable, or the occurrence of any other event of default under any Permitted Indebtedness (in accordance with the terms thereof), and the Issuer has failed to cure such default or defaults within the applicable grace period or period to cure such default or defaults, without regard to any waiver of the grace or cure periods, subsequent cure, or notice provisions of the Permitted Indebtedness.

          (d)   the Issuer, pursuant to or under or within any applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or like law (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) makes a general assignment for the benefit of its creditors; (iv) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally, (v) a court of competent jurisdiction (or like entity) shall enter an order or decree under any applicable law described above that is for relief against the Issuer in an involuntary case or proceeding, appoints a custodian for the Issuer or such other entity for all or substantially all its properties or orders the liquidation of the Issuer or such other entity, as applicable, and in each such case in this clause (v), the order or decree remains unstayed and in effect for 60 days; or (vi) the Issuer or such other entity shall take any corporate action regarding any of the foregoing.

        Section 9.2.    Remedies on Default.    Upon the occurrence of an Event of Default pursuant to Section 9.1, the Purchaser may, in lieu of any other rights Purchasers may have, convert the remaining Principal of the outstanding Notes to shares of Preferred Stock and be paid in cash, or convert into shares of Preferred Stock, at the Issuer's option, any accrued Interest pursuant to the terms and conditions of the Notes, provided that, if the Issuer chooses to pay such Interest in cash, the Purchaser shall have the option to convert such Interest into shares of Preferred Stock pursuant to the terms and conditions of Section 6.2 of the Notes.

SECTION 10. CONVERSION

        Section 10.1.    The Notes may be converted into shares of Preferred Stock according to the terms and conditions contained therein.

        Section 10.2.    Any converted Preferred Stock shall, except that under certain circumstances in the Designation of Rights may, then be converted into shares of Common Stock pursuant to terms and conditions in the Designation of Rights.

SECTION 11. REGISTRATION RIGHTS

        Section 11.1.    Upon conversion of the Preferred Stock to Common Stock, the holder of such shares of Common Stock shall be entitled to the rights of a stockholder, as regards such converted Common Stock, under the Shareholders' Rights Agreement.

SECTION 12. RESERVATION OF BOARD SEATS

        Section 12.1.    The holders of Series HP Convertible Preferred Stock shall have the right, at their option, to designate for election to the Board of Directors one (1) person subject to the approval of the then current Board of Directors, which approval will not be unreasonably withheld. In the event that the Issuer's Board of Directors fails to approve such designee, the holders of shares of Series HP Convertible Preferred Stock shall have the right, at their option, to designate another person who shall be reasonably acceptable to the then current Board of Directors.

        Section 12.2.    Notwithstanding the provisions of this Section 12, if the holders of Series HP Convertible Preferred Stock obtained some or all of such stock pursuant to a remedy described in Section 9.2 hereof, such holders shall have the right, at their option, to designate two (2) persons for election as members of the Board of Directors subject to the approval of the then current Board of Directors, which approval will not be unreasonably withheld. In the event that the Issuer's Board of Directors fails to approve any such designee, the holders of Series HP Convertible Preferred Stock shall have the rights, at their option, to designate another person reasonably acceptable to the then current Board of Directors.

        Section 12.3.    The Board of Directors shall take such actions as may be necessary to facilitate and implement the provision of this Section 12 and carry out the intents and purposes hereof, including (but not by way of limitation) amendments to the Issuer's Bylaws to increase the size of the Board of Directors and to elect the appropriately designated persons to the vacancies thereby created.

        Section 12.4.    The rights of holders of Series HP Convertible Preferred Stock to designate persons for election as members of the Board of Directors shall terminate upon a Qualified Public Offering. The members of the Board of Directors designated pursuant to Section 12.1 or Section 12.2 agree to remove themselves if required by an underwriter in anticipation of a Qualified Public Offering, provided that such members may also remove themselves at will.

SECTION 13. MISCELLANEOUS

        Section 13.1.    All agreements, indemnities, covenants, representations and warranties (which representations and warranties shall be deemed to be made as of the date specified therefor) made by the Issuer herein and in certificates and other instruments delivered pursuant to this Agreement (and the representations and warranties of the Purchaser in Section 5.2 hereof, which representations and warranties shall be deemed to be made as of each Closing Date) shall survive the execution and delivery of this Agreement and the delivery of the Notes to the Purchaser and shall continue in effect so long as any Note remains outstanding.

        Section 13.2.    All notices, demands and other communications hereunder shall be in writing and hand delivered, telecopied, mailed (by registered or certified mail, postage prepaid) or delivered by a nationally recognized overnight courier service addressed:

          (a)   if to the Issuer, to:

      Chief Executive Officer
      Displaytech, Inc.
      2602 Clover Basin Drive
      Longmont, Colorado 80503
      Telephone: (303) 772-2191
      Telecopier: (303) 772-2193

      with a copy to:

      General Counsel
      Displaytech, Inc.
      2602 Clover Basin Drive
      Longmont, Colorado 80503
      Telephone: (303) 772-2191
      Telecopier: (303) 772-2193

          (b)   if to the Purchaser:

      Controller
      Hewlett-Packard Company
      Display Products Division
      11413 Chinden Boulevard
      Mail Stop 250
      Boise, Idaho 83714
      Telephone: (208) 396-6000
      Telecopier: (208) 396-6214

      with a copy to:

      Hewlett-Packard Company
      3000 Hanover Street, MS 20BQ
      Palo Alto, CA 94304
      Attention: General Counsel
      Telephone: (650) 857-1501
      Telecopier: (650) 857-4392

      or to such other address as may hereafter be designated in the manner above provided by any party for such purpose, and shall be effective upon receipt.

        All payments to be made to the Purchaser shall be made by wire transfer to its account specified in Exhibit D attached hereto.

        Section 13.3.    This Agreement shall be binding upon, and shall inure to the benefit of, the Issuer and the Purchaser, and their respective successors and assigns. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

        Section 13.4.    If any provision hereof shall be invalid, illegal or unenforceable in any jurisdiction, the remaining provisions shall continue to be valid and enforceable in such jurisdiction and such provision shall continue to be valid and enforceable in all other jurisdictions.

        Section 13.5.    This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the internal laws of the State of Colorado, without regard to conflict of laws. This Agreement may not be waived, modified or amended without the written consent of the party against whom such waiver, modification or amendment is claimed. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each counterpart constituting an original, but all together constituting only one agreement.

        Section 13.6.    Notwithstanding anything contained herein to the contrary, none of the Issuer's directors, officers, employees, Affiliates or agents shall be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements, covenants or obligations of the Issuer hereunder.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

DISPLAYTECH, INC.
By	/s/ MARK A. HANDSCHY
Name: Mark A. Handschy
Title: President
HEWLETT-PACKARD COMPANY
By	/s/ BRUCE F. SPENNER
Name: Bruce F. Spenner
Title: Manufacturing Manager

AMENDMENT NO. 1 TO
NOTE PURCHASE AGREEMENT

        This Amendment No. 1 to Note Purchase Agreement ("Amendment No. 1") is entered into as of February 19, 1999 by and between Displaytech, Inc., a Colorado corporation (the "Issuer" or the "Company") and Hewlett-Packard Company, a Delaware corporation (the "Purchaser"), and amends the Note Purchase Agreement dated February 12, 1999 between the Issuer and the Purchaser (the "Purchase Agreement").

        The Purchase Agreement is hereby amended as follows:

          1.     Section 1.1 shall be amended to add the following definition between the definitions of "First Disbursement Note" and "GAAP": "Fourth Disbursement Note" has the meaning set forth in Section 2.2(a) herein."

          2.     Section 2.2 is hereby amended in its entirety to read as follows (changes underlined):

    "Section 2.2 Forms and Dating of Notes.

            (a)   The Notes shall be in substantially the form of Exhibit C attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law. The Notes shall be issued in the Principal amounts of $2,000,000, $3,000,000, $3,000,000, and $2,000,000 (the "First Disbursement Note", the "Second Disbursement Note", the "Third Disbursement Note" and the "Fourth Disbursement Note," respectively).

            (b)   On the First Closing Date, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Issuer, the First Disbursement Note. The First Disbursement Note shall be dated as of the First Closing Date. As soon as practicable after the First Closing and provided that the Issuer has received written consent of Transamerica Business Credit Corporation to the issuance of additional debt by the Issuer, the Issuer agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Issuer, the Second Disbursement Note. Subject to the terms and conditions of Section 2.3 of this Agreement, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Issuer, the Third Disbursement Note and the Fourth Disbursement Note (collectively, the Conditional Notes"). Each Conditional Note shall be dated as of its respective Closing Date."

          3.     Section 3.1 is hereby amended by adding the following sentence to the end of that paragraph: "After the conditions of Section 2.2(b) have been met by the Issuer, the closing of the issuance and sale of the Second Disbursement Note shall be held at the offices of the Issuer, in Colorado, at a date and time specified by the Issuer or at such other place or date and time as the parties shall mutually agree.

          4.     Section 8.6 is hereby amended in its entirety to read as follows (changes underlined):

    "Section 8.6.

            (a)   Except as set forth in Section 8.6(b) below with respect to a Qualified Public Offering:

              (i)    Prior to the earlier of the issuance of the Fourth Disbursement Note under this Agreement or the delivery of an Unfavorable Responsive Notice under Section 2.3 of this Agreement, the Issuer will not sell any further equity interest in itself, other than the Notes pursuant to this Agreement or pursuant to currently existing rights to purchase Current Outstanding Common Stock or rights granted under the New Plan or the Issuer's 1988 Incentive Stock Option Plan (which expired on October 11, 1998).

              (ii)   The Issuer will not enter into substantive negotiations (which term shall not include preliminary discussions prior to the execution of a letter of intent or similar document or, if there shall be no letter of intent or similar document, the entry into substantive negotiations of a draft definitive agreement) to offer to sell or sell any such further equity interest until the earlier to occur of the Subsequent Closing of the Third Disbursement Note or the delivery of an Unfavorable Responsive Notice; provided, however, the Issuer may enter into such substantive negotiations with, and may offer to sell and sell such further equity interest to, any Investor at any time if the Purchaser and the Investors are informed of all related discussions promptly and are offered the opportunity to purchase such further equity in the Issuer, such purchase to be in accordance with the terms of the relevant Stock Purchase Agreement if and to the extent such Stock Purchase Agreement is applicable in accordance with its terms.

              (iii)  The Purchaser and the Investors will participate in the purchase of such further equity interest, if they elect to do so, in proportion to the number of shares of Common Stock (treating the Notes and any other securities of the Issuer held by them as if converted or exercised for Common Stock in accordance with the terms thereof) taken as a percentage of' the total number of shares of Common Stock then issued or so issuable then owned by the Purchaser and each of the Investors, or as the Purchaser and the Investors may otherwise designate.

            (b)   The provisions of Section 8.6(a) above to the contrary, notwithstanding, the Issuer may:

              (i)    Enter into substantive negotiations at any time with respect to a Qualified Public Offering.

              (ii)   File a Registration at any time with respect to a Qualified Public Offering.

              (iii)  Effect a Registration at any time after the earlier to occur of the Subsequent Closing of the Third Disbursement Note with respect to a Qualified Public Offering or delivery of an Unfavorable Responsive Notice under Section 2.3 hereof and take all steps that are necessary or appropriate to consummate the transactions contemplated by such Registration."

        Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement.

        Except as amended herein, the terms and conditions in the Purchase Agreement remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective employees thereunto duly authorized as of the day and year first above written.

DISPLAYTECH, INC.
By	/s/ MARK A. HANDSCHY
Name: Mark A. Handschy
Title: President
HEWLETT-PACKARD COMPANY
By	/s/ ANN O. BASKINS
Name: Ann O. Baskins
Title: Assistant Secretary and Senior Managing Counsel

SECOND AMENDMENT TO
NOTE PURCHASE AGREEMENT

        This Second Amendment to Note Purchase Agreement (this "Amendment") is entered into as of February 11, 2003 (the "Effective Date") by and between Displaytech, Inc., a Colorado corporation (the "Issuer" or the "Company") and Hewlett-Packard Company, a Delaware corporation ("HP" or "Purchaser").

        WHEREAS, the Company and HP are parties to a certain Note Purchase Agreement dated as of February 12, 1999, as amended by a certain Amendment No. 1 to Note Purchase Agreement between the Company and HP dated as of February 19, 1999 (collectively, the "Note Purchase Agreement"); and

        WHEREAS, the parties desire to further amend the Note Purchase Agreement in the manner set forth herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.    AMENDMENTS OF PROVISIONS OF NOTE PURCHASE AGREEMENT

        a.     Amendment to Section 1.1. Section 1.1 of the Note Purchase Agreement is hereby amended by (i) deleting therefrom the definitions of the terms "Affiliate, "Change of Control", "Designation of Rights", "Interest", "Maturity Date", "Note", "Preferred Stock", "Qualified Public Offering", "Registrable Securities" and "Shareholders' Rights Agreement", and (ii) substituting in lieu thereof the definitions of such terms, and such additional terms, as are set forth below:

          "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Business Combination" means any merger, consolidation, sale of all or substantially all assets or similar transaction.

          "Capital Stock" means any and all shares of capital stock of the Company (however designated and whether voting or nonvoting), and shall include, but not be limited to, the Common Stock and the Preferred Stock.

          "Capital Stock Rights" means any warrants, options or other rights to purchase Capital Stock or any securities convertible into Capital Stock or any participations or other interests (other than security interests) in Capital Stock;

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than holders of the Company's Series E-1 Senior Preferred Stock is or becomes the"beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the Company; (b) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company or any other Business Combination involving the Company which results in the holders of the Company's Capital Stock immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing (x) fifty percent (50%) or less of the total voting power of all shares of capital stock of such surviving corporation entitled to vote or (y) fifty percent (50%) or less of the total value of all capital stock of such surviving corporation; (c) the sale of all or substantially all of the operating assets of the Company; (d) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors (i) whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) designated by the same Company shareholders that designated such initial individuals (and their successors) as directors) cease for any reason to constitute a majority of the Board of Directors of the Company then in office (regardless of the actual size of the Board of Directors of the Company); or (e) the Company is liquidated or dissolved or adopts a plan of liquidation.

          "Designation of Rights" means the Amended and Restated Certificate of Designation and Determination of Preferences of the Series D Convertible Preferred Stock of the Issuer, filed with the Secretary of State on February 11, 2003, in substantially the form attached hereto as Exhibit 2.

          "Indebtedness Limit" has the meaning set forth in Section 8.1(b).

          "Interest" means, with respect to any Note, the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Section 9.1(d) which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

          "Maturity Date" means February 19, 2008.

          "Note" or "Notes" means the Amended and Restated Convertible Note that is issued under this Agreement, substantially in the form of Exhibit 1 attached hereto.

          "Preferred Stock" means the shares of the Company's Series D Convertible Preferred Stock, par value $.001 per share, or the shares of any class or series of Capital Stock or Capital Stock Rights into which the Note shall hereafter become convertible, in accordance with its terms, as a result of reclassification of the Company's Series D Convertible Preferred Stock or otherwise.

          "Qualified Public Offering" means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock in which (i) proceeds to the Company, net of underwriting discounts, commissions and other expenses, are at least $25,000,000.00, and (ii) the price per share of Common Stock sold in such offering is not less than 125% of the HP Common Price. As used herein, "HP Common Price" means the amount determined by dividing (x) the aggregate outstanding balance of unpaid Principal and accrued interest under the Note as of the time such offering is consummated by (y) the number of shares of Common Stock into which such aggregate outstanding balance of Principal and accrued interest is at that time convertible pursuant to the terms of the Note (whether directly or, if then required by the provisions of the Note, following the prior conversion of the Note into shares of Preferred Stock).

          "Registrable Securities" means the Common Stock acquired or acquirable by the Investors (as defined in the Shareholders' Rights Agreement defined below) and any Common Stock issued as a dividend or distribution with respect to or in exchange for such Common Stock, including, without

2

  limitation, any Common Stock acquirable by Purchaser upon conversion of the shares of Preferred Stock issuable to Purchaser upon conversion of the Note; excluding, however, (a) any Common Stock that would otherwise be Registrable Securities transferred in a transaction in which the Investors' rights under Section 3 of the Amended and Restated Shareholders' Rights Agreement ("Shareholders' Rights Agreement") are not properly assigned pursuant to Section 3.12 of such Shareholders' Rights Agreement, and (b) any Common Stock that would otherwise be Registrable Securities, if such securities, in the hands of the Holder thereof (A) are no longer restricted securities under the Securities Act or (B) may be sold, together with all other Common Stock (whether Registrable Securities or otherwise) held by such Holder, in any three-month period, because the volume limitations of Rule 144 are not applicable or otherwise.

          "Shareholders' Rights Agreement" means the Amended and Restated Shareholders' Rights Agreement between and among the Company and certain of its shareholders dated as of July 30, 2001, as amended April 9, 2002 and February 11, 2003.

        b.     Amendment to Section 5. Section 5 of the Note Purchase Agreement is hereby amended by adding thereto the following Section 5.3:

          Section 5.3 The Issuer hereby makes to Purchaser, as of February 11, 2003, the representations and warranties set forth on Exhibit 3 to the Second Amendment to this Agreement, as such representations and warranties are qualified by the Schedule of Exceptions attached thereto. Notwithstanding any provision of this Agreement to the contrary, each capitalized term contained in Exhibit 3 that is not otherwise defined in this Agreement or in Exhibit 3 shall have the meaning ascribed to such term in that certain Stock Purchase Agreement dated February 11, 2003 among the Company, Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P. and InterWest Capital, Inc. (the "Series E SPA"), a true and complete copy of which has been furnished to Purchaser and its counsel on or prior to the date of this Agreement. The representations and warranties of the Company and Purchaser contained in this Agreement (including, without limitation, those set forth in Exhibit 3) or in any document or certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Note, and shall not be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Issuer.

        c.     Amendment to Section 7.1(b). Section 7.1(b) of the Note Purchase Agreement is hereby amended by deleting therefrom the words "Conversion Ratio" and substituting in lieu thereof the words "Conversion Price".

        d.     Amendment to Section 8.1(b). Section 8.1(b) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following Section 8.1(b):

          "(b) Notwithstanding the provisions of Section 8.1(a), the Issuer and its Subsidiaries may incur Indebtedness in such amounts and of such type and description, subject to such restrictions and limitations, as are set forth below ("Permitted Indebtedness"):

            (i)    Until the Note has been paid in full, the Company and its Subsidiaries shall at no time have Indebtedness exceeding, in the aggregate, Thirteen Million Dollars ($13,000,000.00) (the "Indebtedness Limit"); provided, that upon request of the Company and with the written consent of Purchaser, which consent shall not be unreasonably withheld, the Indebtedness Limit shall be increased to Fifteen Million Dollars ($15,000,000.00). For purposes of determining whether the Indebtedness Limit has been exceeded, "Indebtedness" shall include any and all Indebtedness of the Company and its Subsidiaries (as defined in Section 1.1) whether now existing or hereafter incurred, including, without limitation, all outstanding Principal on the Note, but excluding (A) accrued interest on the Note, (B) indebtedness in an aggregate principal amount of Two Million Dollars ($2,000,000) or less under promissory notes

3

    issued by the Company to certain of its investors pursuant to the Displaytech, Inc. Note Purchase Agreement between the Company and such investors dated December 10, 2002, which promissory notes will be converted into Series E-1 Senior Preferred Stock concurrent with the execution of this Amendment, and (C) Indebtedness of the Issuer or any Subsidiary represented by letters of credit for the account of the Issuer or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

            (ii)   To the extent Indebtedness is secured: (x) such secured Indebtedness shall be limited to equipment financing and working capital financing reasonably required in connection with the Company's business; (y) such secured Indebtedness shall not be subject to the provisions of Section 8.2, but shall be subject to the provisions of Section 8.3 of this Agreement, which provision shall be applicable to Indebtedness of any Subsidiary in addition to Indebtedness of the Company; and (z) the full amount of such Indebtedness shall be included as "Indebtedness" for purposes of determining whether the Indebtedness Limit has been exceeded;

            (iii)  All unsecured Indebtedness shall be subordinated to the Note as further described in this Section 8.1(b)(iii). At least thirty (30) days prior to executing an agreement with any person or entity (the "Creditor") whereby such Indebtedness is or may be incurred (the "Creditor Agreement"), the Company shall deliver to Purchaser written notice of its intent to enter into such Creditor Agreement together with a copy of the proposed Creditor Agreement. Upon request of Purchaser at any time within such thirty (30) day period, the Company shall execute and cause the Creditor to execute any subordination agreements or other documents reasonably deemed necessary or desirable by Purchaser in order to effectuate the provisions of this subparagraph (iii). In any event, the Creditor Agreement shall contain provisions pursuant to which the Company and the Creditor acknowledge and agree that:

              A.    The Creditor's priority and right of payment as to all indebtedness which may thereafter become owing by the Company to the Creditor ("Creditor Indebtedness") are subordinate to payment of the Note;

              B.    Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company, or in the event any indebtedness of the Company to the Creditor shall become due and payable, whether at maturity, upon acceleration or otherwise: (i) no amount shall be paid by the Company or accepted or retained by Creditor, whether in cash or property, in respect of the principal of or interest on such Creditor Indebtedness at the time outstanding, unless and until the full amount of all principal and accrued interest under the Note shall have been paid in full, whether or not such principal or accrued interest under the Note is then due and payable; (ii) if any such amount is received by Creditor on account of or with respect to any of the subordinated Indebtedness, the Creditor shall forthwith pay over same to Purchaser, and until so paid, any such amount shall be held by Creditor in trust for Purchaser and shall not be commingled with other funds or property of Creditor; and (iii) no claim or proof of claim shall be filed with the Company by or on behalf of the Creditor which shall assert any right to receive any payments in respect of the principal of and interest on the Creditor Indebtedness except subject to the payment in full of all principal and accrued interest under the Note;

              C.    The Creditor agrees upon request to execute and deliver to the Purchaser such subordination agreements and other documents and instruments as may reasonably be

4

      requested by Purchaser in order to effectuate the provisions of the Creditor Agreement; and

              D.    Purchaser is a third-party beneficiary of the Creditor Agreement, and may directly enforce the obligations of Creditor under such agreement; and

            (iv)  No secured Indebtedness shall be incurred in favor of any officer, director or shareholder of the Company or any of its Subsidiaries, or in favor of any Affiliate of the Company or of any such officer, director or shareholder.

        e.     Amendment to Section 8.4. Section 8.4 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following Section 8.4:

          "8.4 Until the Note has been paid in full, or converted pursuant to Article 5 or Article 6 of the Note, except with the prior written consent of the Purchaser, which consent Purchaser may grant or withhold in its sole discretion, the Issuer will not directly or indirectly:

            (i)    redeem, repurchase or otherwise acquire any shares of Capital Stock or Capital Stock Rights, unless such redemption, repurchase or acquisition is effected solely through the exchange of one class or series of outstanding Capital Stock or Capital Stock Rights for another such class or series, and does not involve the payment of cash or any other form of property;

            (ii)   declare, set aside or pay any dividends on, or make any payments or distributions of cash or property on or with respect to, any class or series of Capital Stock or Capital Stock Rights (including, without limitation, distributions arising from a Change of Control or in connection with the liquidation, dissolution or winding up of the Issuer), unless such dividend, distribution or payment is made solely in the form of shares of Capital Stock or Capital Stock Rights and does not involve the payment or distribution of cash or any other form of property;

            (iii)  change the dollar amount of the liquidation preference of the Company's Series D Convertible Preferred Stock from its existing $100.00 level, or, except as provided in Section 8(a) of the Note with respect to stock splits, reclassifications, combinations and the like, change the conversion price of $5.50 per share of the Company's Series D Convertible Preferred Stock;

            (iv)  change the dollar amount of the liquidation preference of the Company's Series B Convertible Preferred Stock from its existing level of $100.00 per share, or except with respect to stock splits, reclassifications, combinations and the like of a type described in Section 8(a) of the Note) change the conversion price of $7.11 per share of the Company's Series B Convertible Preferred Stock;

            (v)   alter the relative seniority (as to liquidation preference, dividends and in all other respects as is set forth in the Designation of Rights) of the Company's Series D Convertible Preferred Stock over the Company's Series B Convertible Preferred Stock;

            (vi)  amend or modify in any manner the rights, preferences, privileges or restrictions applicable to the Company's Series E-D Preferred Stock or Series E-B Preferred Stock unless the same amendment or modification is made with respect to the rights, preferences, privileges or restrictions applicable to the Company's Series D Convertible Preferred Stock or the Company's Series B Convertible Preferred Stock, respectively; or

            (vii) authorize, create (by reclassification or otherwise) or issue any class or series of Capital Stock or Capital Stock Rights if such authorization, creation or issuance would result in or, by the terms of the documents governing such Capital Stock or Capital Stock Rights,

5

    permit any of the acts or transactions set forth in subsections (i) through (vi) of this Section 8.4(b).

        f.      Amendment to Section 8.5. Section 8.5 of the Note Purchase Agreement is hereby deleted in its entirety.

        g.     Amendment to Section 8.6. Section 8.6 of the Note Purchase Agreement is hereby deleted in its entirety.

        h.     Amendment to Section 9.1. Section 9.1 of the Note Purchase Agreement is hereby deleted in its entirety and replaced by the following Section 9.1:

          "Section 9.1. An "Event of Default" means any of the following events:

          (a)   the Issuer shall fail to make any payment of Principal or interest when due under the Note, and such failure continues for a period of seven (7) days after receipt of written notice of nonpayment from the Holder in accordance with section 13.2 hereof;

          (b)   the Issuer does not perform or comply with any one or more of its material obligations in the Note or this Agreement (other than a default under (a) above) for a period of forty five (45) days after written notice of such default shall have been given to the Issuer by the Holder;

          (c)   one or more defaults in the required payments, including Principal, interest, premium, rent or leasehold payments, if any, on any Permitted Indebtedness, when the same becomes due and payable, or the occurrence of any other event of default under any Permitted Indebtedness (in accordance with the terms thereof), and the Company has failed to cure such default or defaults within the applicable grace period or period to cure such default or defaults, without regard to any waiver of the grace or cure periods, subsequent cure, or notice provisions of the Permitted Indebtedness;

          (d)   an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or a similar official for the Company or for a substantial part of its property or assets, or (C) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall be entered;

          (e)   the Company shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding for the filing of any petition described in paragraph (d) of this Section 9.1, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing;

          (f)    the Company breaches any provision of that certain Mutual Cooperation Agreement between the Company and Purchaser dated as of the date hereof, as same may be amended from time to time, which breach is not cured within thirty days after written notice to the Company; or

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          (g)   any representation, warranty, certification or statement made by or on behalf of the Company in this Agreement (including, without limitation, in the Second Amendment to Note Purchase Agreement) or the Note, or in any certificate or other document delivered pursuant hereto or thereto, shall have been incorrect in any material respect when made."

            i.      Amendment to Section 10. Sections 10.1 and 10.2 of the Note Purchase Agreement are hereby deleted in their entirety and replaced with the following Sections 10.1 and 10.2:

              "Section 10.1. The Note is convertible into shares of Preferred Stock according to the terms and conditions contained therein.

              Section 10.2. Any Preferred Stock issuable upon conversion of the Note may be converted by Purchaser into shares of Common Stock pursuant to terms and conditions set forth in the Designation of Rights (or, if the Note is then convertible into shares of a class or series other than the Issuer's Series D Convertible Preferred Stock, pursuant to the terms and conditions set forth in the designation of rights or other instrument governing the terms and conditions of such class or series); provided, that upon any mandatory conversion of the Note pursuant to Section 5.1 thereof, such shares of Preferred Stock received upon such mandatory conversion shall be converted into shares of Common Stock in accordance with the provisions of Section 5.2 of the Note.

            j.      Amendment to Section 12. Sections 12.1 through 12.4 of the Note Purchase Agreement are hereby deleted in their entirety.

            k.     Amendment to Section 13. Section 13 of the Note Purchase Agreement is hereby amended by (i) deleting Section 13.2 therefrom and substituting in lieu thereof the following Section 13.2, and (ii) adding thereto the following Section 13.7:

              "Section 13.2. Except as may be otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section 13.2, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method described in this Section 13.2; or (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To: the Purchaser	To: the Issuer
Charles Charnas VP, Deputy General Counsel and Assistant Secretary Hewlett-Packard Company MS 1050 3000 Hanover Street Palo Alto, CA 94304-1112 Fax: (650) 857-4837	Displaytech, Inc. 2602 Clover Basin Drive Longmont, CO 80503-7603 Attn: Chief Executive Officer With copies to: Chief Financial Officer General Counsel Fax: (303) 772-0182

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    A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 13.2 by giving the other parties written notice of the new address in the manner set forth above.

              Section 13.7. No delay or omission to exercise any right, power or remedy accruing to the Company or to Purchaser, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company or the Purchaser, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring, or of any other breach or default theretofore or thereafter occurring."

        l.      Amendments to Exhibits. Exhibit B to the Note Purchase Agreement (Designation of Rights) and Exhibit C to the Note Purchase Agreement (form of Convertible Note) are hereby deleted in their entirety and replaced with Exhibits B and C in the form attached to this Amendment as Exhibits 2 and 1, respectively, and by this reference made a part hereof.

        2.     EFFECTIVENESS; AGREEMENT IN FULL FORCE AND EFFECT. This Amendment shall become effective as of the Effective Date. Except as expressly amended herein, the Note Purchase Agreement is hereby ratified and affirmed and remains in full force and effect.

        3.     SURVIVAL. The representations, warranties, covenants and agreements of the Company contained in this Amendment or in any document or certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and shall continue in effect following the execution and delivery of this Agreement and the Amended and Restated Convertible Note delivered pursuant hereto and any investigation at any time made by the Purchaser or on its behalf or by any other Person.

        4.     MISCELLANEOUS PROVISIONS.

        4.1.    Governing Law.    This Amendment shall be governed in all respects by and construed in accordance with the laws of the State of Colorado without regard to provisions regarding choice of laws.

        4.2.    Titles and Subtitles.    The titles of the paragraphs and subparagraphs of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

        4.3.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        4.4.    Severability.    Should any provision of this Amendment be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Amendment.

        4.5.    Construction.    This Amendment is the result of negotiations among, and has been reviewed by, the Company and Purchaser and their respective counsel. Accordingly, this Amendment shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company or Purchaser.

[Balance of this page intentionally left blank.]

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        IN WITNESS WHEREOF, the parties have executed this Second Amendment to Note Purchase Agreement to be effective as of the date first above written.

The Company:
DISPLAYTECH, INC.
By:	/s/ RICHARD BARTON
Name: Richard Barton
Title: Chief Executive Officer
HP:
HEWLETT-PACKARD COMPANY.
By:	/s/ CHARLES N. CHARNAS
Name: Charles N. Charnas
Title: Vice President, Deputy General Counsel and Assistant Secretary

9

AMENDED AND RESTATED
CONVERTIBLE NOTE

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

DISPLAYTECH, INC.

CONVERTIBLE NOTE

$10,000,000.00	Longmont, Colorado February 11, 2003

Amended and Restated Note

        FOR VALUE RECEIVED, the undersigned, Displaytech, Inc., a Colorado corporation (the "Company"), promises to pay to the order of Hewlett-Packard Company, a Delaware corporation (the "Purchaser'), or permitted assigns the principal sum of Ten Million dollars ($10,000,000.00), with interest thereon as provided herein.

        1.    Purchase Agreement; Original Notes.

        1.1   The Company and Purchaser are parties to a certain Note Purchase Agreement dated as of February 12, 1999, as amended by a certain Amendment No. 1 to Note Purchase Agreement between the Company and Purchaser dated as of February 19, 1999 and a certain Second Amendment to Note Purchase Agreement of even date herewith (as so amended, the "Purchase Agreement").

        1.2   This Amended and Restated Convertible Note (this "Note") is issued pursuant to the Purchase Agreement and extends, amends, modifies and restates those four certain Convertible Notes (the "Original Notes") issued as of the following dates in the following principal amounts: (i) Convertible Note in the principal amount of $2,000,000.00, dated as of February 19, 1999; (ii) Convertible Note in the principal amount of $3,000,000.00, dated as of February 26, 1999; (iii) Convertible Note in the principal amount of $3,000,000.00, dated as of July 12, 1999; and (iv) Convertible Note in the principal amount of $2,000,000.00, dated as of October 26, 1999. Each of the Original Notes was previously modified pursuant to a certain Consent, Amendment and Waiver of Rights Arising Due to Issuance of Series D Convertible Preferred Stock executed by the Company and Purchaser and dated as of July 30, 2001. Interest at the rate of 9% per annum has accrued on each of the Original Notes, pursuant to the terms thereof, from the issuance date of each such Original Note through the date hereof, in the total amount of Three Million Three Hundred Ninety Two Thousand Five Hundred Dollars ($3,392,500.00) ("Existing Accrued Interest"). Existing Accrued Interest remains unpaid as of the date of this Note.

        2.    Definitions.    As used in this Note, the following terms have the meaning indicated:

          "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the

2

  power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Business Combination" means any merger, consolidation, sale of all or substantially all assets or similar transaction.

          "Business Day" means any day which is not a day on which banking institutions in the Cities of New York, Denver or San Francisco are authorized or obligated by law, regulation or executive order to close.

          "Capital Stock" means any and all shares of capital stock of the Company (however designated and whether voting or nonvoting), and shall include, but not be limited to, the Common Stock and the Preferred Stock.

          "Capital Stock Rights" means any warrants, options or other rights to purchase Capital Stock or any securities convertible into Capital Stock or any participations or other interests (other than security interests) in Capital Stock.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than holders of the Company's Series E-1 Senior Preferred Stock is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the Company; (b) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company or any other Business Combination involving the Company which results in the holders of the Company's Capital Stock immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing (x) fifty percent (50%) or less of the total voting power of all shares of capital stock of such surviving corporation entitled to vote or (y) fifty percent (50%) or less of the total value of all capital stock of such surviving corporation; (c) the sale of all or substantially all of the operating assets of the Company; (d) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors (i) whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) designated by the same Company shareholders that designated such initial individuals (and their successors) as directors) cease for any reason to constitute a majority of the Board of Directors of the Company then in office (regardless of the actual size of the Board of Directors of the Company); or (c) the Company is liquidated or dissolved or adopts a plan of liquidation.

          "Common Stock" means the Common Stocks, par value $.001 per share, of the Company and all shares hereafter authorized of any class of common stock of the

3

  Company, and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Company with or into another Person, such consideration to which a holder of a share of Common Stock would be entitled upon the occurrence of such event.

          "Conversion Right" has the meaning set forth in Section 6.1 hereof.

          "Conversion Notice" has the meaning set forth in Section 6.2(a) hereof.

          "Convertible Portion" has the meaning set forth in Section 6.1 hereof.

          "Event of Default" has the meaning set forth in Section 11 hereof.

          "Existing Accrued Interest" has the meaning set forth in Section 1.2 hereof.

          "Holder" of this Note means the Person in whose name this Note is registered on the books of the Company.

          "Indemnity" has the meaning set forth in Section 13(f) hereof.

          "Maturity Date" Means February 19, 2008.

          "Mandatory Conversion Date" has the meaning set forth in Section 5.2 hereof.

          "Note Conversion Price" means an amount initially equal to One Hundred Dollars ($100) as such amount shall be adjusted from time to time in accordance with the provisions of Section 8 hereof.

          "Optional Conversion Date" has the meaning set forth in Section 6.2(b) hereof.

          "Original Notes" means the four Convertible Notes described in Section 1 hereof.

          "Payment Date" has the meaning set forth in Section 3.2.

          "Person" means an individual, a corporation, a partnership, a joint venture, an association, a joint stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.

          "PIK Interest Shares" has the meaning set forth in Section 3.1.

          "Preferred Stock" means the shares of the Company's Series D Convertible Preferred Stock, par value $.001 per share, or the shares of any class or series of Capital Stock or Capital Stock Rights into which this Note shall hereafter become convertible, in accordance

4

  with its terms, as a result of reclassification of the Company's Series D Convertible Preferred Stock or otherwise.

          "Purchase Agreement" has the meaning set forth in Section 1.1 hereof.

          "Qualified Public Offering" means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock in which (i) proceeds to the Company, net of underwriting discounts, commissions and other expenses, are at least $25,000,000.00, and (ii) the price per share of Common Stock sold in such offering is not less than 125% of the HP Common Price. As used herein, "HP Common Price" means the amount determined by dividing (x) the aggregate outstanding balance of unpaid principal and accrued interest under this Note as of the time such offering is consummated by (y) the number of shares of Common Stock into which such aggregate outstanding balance of principal and accrued interest is at that time convertible pursuant to the terms of this Note (whether directly or, if then required by the provisions of this Note, following the prior conversion of this Note into shares of Preferred Stock).

          "Section 4.2 Payments" has the meaning set forth in Section 4.2.

          "Section 4.3 Excess" has the meaning set forth in Section 4.3.

        Any other capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

        3.    Payment of Principal and Interest.    Subject to Sections 5 and Section 6 hereof, this Note shall be due and payable in accordance with the following provisions:

          3.1   The Company promises to pay: (i) the full amount of Existing Accrued Interest; plus (ii) interest on the outstanding principal amount of this Note from the date hereof, until this Note is paid in full, at the rate of 9% per annum. All Interest on this Note (including Existing Accrued Interest) shall be due and payable on the Maturity Date or such earlier date as the principal amount shall have been repaid or converted or as may be required pursuant to Section 3.2, as the case may be, in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be payable as specified in Section 13(a), except that if this Note is converted upon a Qualified Public Offering pursuant to Section 5 or if the Holder of this Note exercises its Conversion Right (other than the exercise of such Conversion Right upon a Change of Control or Event of Default) pursuant to Section 6.1, then the Company shall pay (if such conversion is pursuant to Section 5) or may at its option elect to pay (if such conversion is pursuant to Section 6) the interest accrued on the principal amount of this Note being converted by issuing additional fully paid and nonassessable shares of Preferred Stock (the "PIK Interest Shares"), with the number of PIK Interest Shares to be issued to be calculated by dividing the amount of interest accrued on the principal amount being converted by the Note Conversion Price then in effect.

5

          3.2   Subject to Section 4.2, the Company shall pay the following amounts on or before the following dates (each a "Payment Date"), in reduction of principal and accrued interest under this Note:

            (a)   The sum of Five Hundred Thousand Dollars ($500,000.00) on or before February 19, 2006;

            (b)   The additional sum of One Million Dollars ($1,000,000.00) on or before August 19, 2006;

            (c)   The additional sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) on or before February 19, 2007;

            (d)   The additional sum of Two Million Dollars ($2,000,000.00) on or before August 19, 2007; and

            (e)   The full remaining principal balance and all accrued interest on or before the Maturity Date.

          3.3   Notwithstanding any provision of the Note to the contrary, upon a Change of Control prior to the Maturity Date, the Holder may, at its option upon written notice to the Company, (i) accelerate payment of the unpaid principal and accrued interest on this Note to the date of consummation of such Change of Control, (ii) exercise the Conversion Right, (iii) keep the Notes outstanding, such that interest shall continue to accrue until the Maturity Date, or (iv) select a combination of any or all of the foregoing.

          3.4   Each payment under this Note (whether pursuant to Section 3.2 or otherwise) shall be applied as follows: (a) first, to accrued but unpaid interest; and (b) thereafter, to the principal amount outstanding as of the time of such payment.

        4.    Prepayment.    The Company may, at its option, at any time and from time to time and prior to the Maturity Date, prepay all or any portion of the principal amount of this Note, without prepayment penalty or premium. Any such prepayment shall be in accordance with the following terms and conditions:

          4.1   The Company shall give the Holder prior written notice of its irrevocable election to prepay this Note as provided above (identifying the date of prepayment, the full amount of the payment proposed to be made, and the portion thereof that is allocable to principal pursuant to the provisions of Section 3.4), which written notice shall be delivered to the Holder at least sixty (60) Days prior to any such prepayment date.

          4.2   To the extent (if any) that the aggregate amount of accrued interest and principal paid by the Company pursuant to this Note on or before August 19, 2006 ("Section 4.2 Payments") exceeds One Million Five Hundred Thousand Dollars ($1,500,000.00), the Company shall receive (in addition to the credit received for the amount

6

  of such payments) a credit against its obligations under this Note in an amount equal to 20% of such excess. Each such credit (i) shall be applied to accrued interest and principal in substantially the same manner as is set forth in Section 3.4, as if the amount of such credit were a payment and (ii) shall be credited against, and offset from, the Company's obligation for payments coming due on the next succeeding Payment Date(s). By way of example only, if the Company pays principal and accrued interest in the aggregate amount of Two Million Dollars ($2,000,000.00) on or before August 19, 2006, then the Company shall be entitled to a credit in the amount of One Hundred Thousand Dollars ($100,000.00) against the payment required to be made on or before February 19, 2007 pursuant to Section 3.2(c).

          4.3   For purposes of this Section 4.3, the "Section 4.3 Excess" shall mean the amount, if any, by which (a) the aggregate amount of accrued interest and principal paid by the Company pursuant to this Note on or before August 19, 2007 exceeds (b) the full amount of Section 4.2 Payments actually made by the Company. Provided that the Company timely makes all payments required to be made under this Note as of August 19, 2006, then to the extent (if any) that the Section 4.3 Excess exceeds Three Million Five Hundred Thousand Dollars ($3,500,000.00), the Company shall receive (in addition to the credit received for the amount of such payments) a credit against its obligations under this Note in an amount equal to 10% of the amount by which the Section 4.3 Excess exceeds Three Million Five Hundred Thousand Dollars ($3,500,000.00). Each such credit (i) shall be applied to accrued interest and principal in substantially the same manner as is set forth in Section 3.4, as if the amount of such credit were a payment and (ii) shall be credited against, and offset from, the Company's obligation for payments coming due on the next succeeding Payment Date(s). By way of example only, if the Company pays (A) principal and accrued interest in the aggregate amount of Two Million Dollars ($2,000,000.00) on or before August 19, 2006 and (B) principal and accrued interest in the additional aggregate amount of Four Million ($4,000,000.00) on or before August 19, 2007, then in addition to the credit described in the last sentence of Section 4.2, the Company shall be entitled to a credit in the amount of Fifty Thousand Dollars ($50,000.00) against the payment required to be made on or before the Maturity Date pursuant to Section 3.2(e).

        5.    Mandatory Conversion.

          5.1    Conversion upon IPO.    The outstanding principal and interest of this Note shall be converted automatically into the number of shares of Preferred Stock obtained by dividing the aggregate amount of such principal and interest by the then effective Note Conversion Price, immediately upon the closing of a Qualified Public Offering. The number of shares of Preferred Stock obtained upon the closing of a Qualified Public Offering shall then be converted into shares of Common Stock in accordance with the provisions of Section 5.2; provided, that notwithstanding any provision of this Note to the contrary, no portion of this Note shall be converted into shares of Preferred Stock pursuant to the provisions of this Section 5.1 unless immediately thereafter, such shares of Preferred Stock automatically convert (in the manner set forth in Section 5.2) into shares of Common Stock having an aggregate value (based on the price per share of Common Stock sold in the Qualified

7

  Public Offering) of at least 125% of the aggregate amount of principal and accrued interest to be converted hereunder.

          5.2    Notice of Mandatory Conversion.    Within five (5) Business Days after the date on which this Note converts into shares of Preferred Stock and is then converted into shares of Common Stock as described in Section 5.1 (the "Mandatory Conversion Date"), the Company shall mail a notice of conversion by first class mail, postage prepaid, to the Holder, addressed to the Holder at its last address shown on the books of the Company. Notwithstanding any provision of this Note or any other document or instrument to the contrary, this Note (and, in accordance with the provisions of this Section 5.2, the shares of Preferred Stock issuable upon conversion of this Note) shall be converted automatically and without any further action by the Holder hereof on the Mandatory Conversion Date, whether or not this Note or any other certificates, documents or instruments are surrendered to the Company by the Holder. On the Mandatory Conversion Date, the Company shall make entries on the stock book of the Company reflecting the conversion of the Note into the shares of Preferred Stock and the conversion of the shares of Preferred Stock into Common Stock. The Company shall be obligated to issue (i) certificates evidencing the shares of Common Stock issuable upon conversion of the Preferred Stock, and, (ii) as provided in Section 7 hereof, a check or cash in respect of any fractional shares of Common Stock issuable upon such conversion, within three (3) days after the Mandatory Conversion Date. Within seven (7) days after the Mandatory Conversion Date the Holder shall either deliver this Note to the Company, or notify the Company that this Note has been lost, stolen or destroyed and provide to the Company an Indemnity in respect thereto.

        6.    Optional Conversion.

          6.1    Conversion Right.    Subject to the terms and conditions of this Note and the Purchase Agreement, (i) on the Maturity Date, (ii) upon the occurrence of any Event of Default, (iii) following notice of prepayment of the Note pursuant to Section 4, (iv) upon a Change of Control and (v) upon any public offering of the Company's securities (other than a Qualified Public Offering upon which this Note automatically converts in accordance with Section 5), the Holder shall have the right (the "Conversion Right"), at its option, to convert the entire principal amount of this Note or, at the Holder's election, any portion of the principal amount of this Note (the "Convertible Portion"), into that number of fully paid and nonassessable shares of Preferred Stock obtained by dividing such principal amount or Convertible Portion, as the case may be, by the Note Conversion Price in effect on the date such conversion is deemed to be effective.

          6.2    Exercise of Conversion Right.

          (a)   In order to effect a conversion pursuant to Section 6.1, the Holder shall surrender this Note to the Company and shall give written notice, in substantially the form of Exhibit A attached hereto, to the Company (a "Conversion Notice") that the Holder elects to convert this Note, or the Convertible Portion as is specified in the Conversion Notice, into shares of Preferred Stock. Promptly upon receipt of a Conversion Notice and

8

  surrender of this Note, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder (i) a certificate or certificates for the number of full shares of Preferred Stock issuable upon the conversion of this Note, or the Convertible Portion, as the case may be, in accordance with the provisions of this Section 6, and, (ii) as provided in Section 7, a check or cash in respect of any fractional shares of Preferred Stock issuable upon such conversion and, in accordance with Section 13(a), all accrued but unpaid interest on the principal amount of this Note being converted. The foregoing notwithstanding, upon exercise of the Conversion Right (except an exercise of the Conversion Right upon a Change of Control or Event of Default), the Company, at its option, may elect to pay the interest accrued on the principal amount of this Note then being converted by issuing PIK Interest Shares, with the number of PIK Interest Shares to be issued to be calculated by dividing the amount of interest accrued on the principal amount of this Note or the Convertible Portion being converted on the Optional Conversion Date by the Note Conversion Price then in effect. If the Holder exercises its Conversion Right upon a Change of Control or Event of Default, the election to receive PIK Interest Shares in lieu of interest accrued shall be at the option of the Holder. If less than the entire principal amount of this Note is being converted, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, without charge to the Holder, a new Note in a principal amount equal to the unconverted principal amount of this Note and dated the date of this Note.

          (b)   Each conversion shall be deemed to have been effected on the date (the "Optional Conversion Date") on which this Note shall have been surrendered to the Company and a Conversion Notice with respect to this Note shall have been received by the Company as described in Section 6.2(a). Any person in whose name any certificate or certificates for shares of Preferred Stock shall be issuable upon conversion shall be deemed to have become the holder of record of the shares represented thereby on the Optional Conversion Date.

          6.3    No Other Adjustments.    Except as otherwise provided in this Section 6 and Section 5 and Section 8, no payment or adjustment to the Note Conversion Price will be made for dividends or other distributions with respect to any shares of Preferred Stock issuable upon conversion of this Note as provided herein.

          7.    No Fractional Shares.    No fractional shares of Preferred Stock or scrip representing fractional shares shall be issued upon conversion (whether optional or mandatory) of the principal amount and interest, if applicable, of this Note or the Convertible Portion. If any fractional shares of Preferred Stock would, but for this Section 7, be issuable upon the conversion of this Note or the Convertible Portion, the Company shall make a payment therefor in check or cash in an amount equal to the Fair Market Value of such fractional shares. The term "Fair Market Value" of any share of Preferred Stock shall mean the fair market value of the shares of Preferred Stock as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive.

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        8.    Adjustment of Note Conversion Price.

        (a)   In the event that the Company shall at any time after the date hereof: (i) declare a dividend or make a distribution on its Preferred Stock in shares of Preferred Stock, (ii) subdivide or reclassify shares of its outstanding Preferred Stock into a greater number of shares, (iii) combine shares of its outstanding Preferred Stock into a smaller number of shares, or (iv) pay a dividend or make a distribution on its Preferred Stock in shares of any series of its Capital Stock (other than Preferred Stock) or in any Capital Stock Rights, or (v) issue to the holders of its Preferred Stock, by reclassification of its Preferred Stock or otherwise, shares of any series of its Capital Stock or any Capital Stock Rights, then the Note Conversion Price in effect immediately prior to such event shall be adjusted so that the Holder of this Note shall be entitled to receive on conversion of this Note or the Convertible Portion, as the case may be, the number of shares of Preferred Stock, other Capital Stock or Capital Stock Rights of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Note or the Convertible Portion been converted immediately prior to the happening of such event. Any adjustment made pursuant to this Section 8 shall become effective immediately after the effective date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification or similar event. Such adjustment shall be made successively whenever any event referred to above shall occur.

        (b)   Upon an adjustment of the Note Conversion Price pursuant to Section 8(a), the Company shall give prompt written notice thereof to the Holder of this Note, which notice shall state the Note Conversion Price resulting from such adjustment and shall set forth in reasonable detail the method of calculation of such Note Conversion Price and the facts upon which such calculation was based.

        (c)   In case at any time:

          (i)    the Company shall determine to declare any dividend or make any distribution on its shares of Preferred Stock other than in shares of Capital Stock or in Capital Stock Rights;

          (ii)   there shall be an impending Business Combination; or

          (iii)  there shall be an impending voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice of the action in question to the Holder of this Note. Such notice shall describe the material terms and conditions of such action and shall specify (y) in the case of a dividend or distribution, the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution and the date as of which holders of shares of Preferred Stock of record shall participate in such dividend, or distribution, and (z) in the case of a Business Combination dissolution, liquidation or winding up of the Company, the date on which such Business

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Combination, dissolution, liquidation or winding up shall take place and the date as of which the holders of Capital Stock shall be entitled to exchange their Capital Stock for securities or other property deliverable upon such Business Combination, dissolution, liquidation or winding up. Such written notice shall be given at least ten (10) Business Days prior to the action in question and not less than ten (10) business Days prior to the record date or the date on which the Company's stock transfer books are closed in respect thereof. The Holder shall keep such notice and any information contained therein confidential, provided that: (A) this obligation of confidentiality does not apply to information which (i) was lawfully in Holder's possession prior to any disclosure by the Company, (ii) is generally available to the public other than as a result of disclosure by Holder, or its employees, agents, representatives or others acting on Holder's behalf, or (iii) becomes available to Holder on a non-confidential basis from a source other than the Company or its representatives provided that the source of such information was not bound by a confidentiality agreement with the Company in respect thereof; and (B) Holder may disclose such notice and information to a limited group of Holder's directors, officers, employees, attorneys or other professional advisors who are participating in the evaluation of the transactions and matters that are the subject to such notice and information, each of whom shall be informed of the confidential nature of such information and the existence of the obligation set forth herein.

        9.    Taxes on Shares Issued.    The issuance of stock certificates upon conversion of this Note or the Convertible Portion pursuant to Sections 5 and 6 shall be made without charge to the converting Holder for any transfer, stamp or similar tax in respect of the issuance thereof.

        10.    Reservation of Shares.    The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares of Preferred Stock to provide for the conversion, based on the Conversion Price from time to time in effect, of the full principal amount of this Note from time to time outstanding. The Company covenants that all shares of Preferred Stock which may be issued upon conversion of this Note or the Convertible Portion will upon issuance be duly authorized, validly issued, fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issuance thereof.

        11.    Events of Default.

        (a)   Each of the following shall constitute an "Event of Default" hereunder:

          (i)    the Company shall fail to make any payment of principal or interest when due under this Note, and such failure continues for a period of seven (7) days after receipt of written notice of nonpayment from the Holder; or

          (ii)   the Company does not perform or comply with any one or more of its material obligations in the Notes or the Purchase Agreement

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  (other than a default under (i) above) for a period of forty five (45) days after written notice of such default shall have been given to the Company by the Holder; or

          (iii)  one or more defaults in the required payments, including principal, interest, premium, rent or leasehold payments, if any, on any Permitted Indebtedness (as defined in the Purchase Agreement), when the same becomes due and payable, or the occurrence of any other event of default under any Permitted Indebtedness (in accordance with the terms thereof), and the Company has failed to cure such default or defaults within the applicable grace period or period to cure such default or defaults, without regard to any waiver of the grace or cure periods, subsequent cure, or notice provisions of the Permitted Indebtedness; or

          (iv)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or a similar official for the Company or for a substantial part of its property or assets, or (C) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall be entered; or

          (v)   the Company shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding for the filing of any petition described in paragraph (v) of this Section 11(a), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing; or

          (vi)  the Company breaches any provision of that certain Mutual Cooperation Agreement between the Company and Purchaser

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  dated as of the date hereof, as same may be amended from time to time, which breach is not cured within thirty days after written notice to the Company; or

          (vii) any representation, warranty, certification or statement made by or on behalf of the Company in the Purchase Agreement or this Note, or in any certificate or other document delivered pursuant hereto or thereto, shall have been incorrect in any material respect when made.

        (b)   Notwithstanding any provision of this Note to the contrary, the following are the consequences of an Event of Default:

          (i)    if an Event of Default other than as specified in clauses (iii), (iv) or (v) of Section 11(a) above shall occur, the Holder of this Note may, at its option, by notice in writing to the Company, declare the unpaid principal of this Note, together with all interest accrued and unpaid thereon, to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable; and

          (ii)   if an Event of Default specified in clause (iv) or clause (v) of Section 11(a) above shall occur, the unpaid principal of this Note, together with all interest accrued and unpaid thereon, shall be and become immediately due and payable;

          (iii)  if any Event of Default shall occur, the Holder of this Note shall have the Conversion Right specified in Section 6 thereof.

        (c)   The rights and remedies of the Holder of this Note upon the occurrence of an Event of Default set forth above are in addition to and not in derogation of any other rights such Holder may have under applicable law.

        12.    Rank.    This Note shall rank senior to all indebtedness of the Company, whether presently existing or hereinafter incurred, with the exception of (i) all obligations owed to Transamerica Business Credit Corporation ("TA") under that certain Master Lease Agreement between the Company and TA dated as of July 6, 1998 and (ii) such future secured indebtedness of the Company as constitutes Permitted Indebtedness within the meaning of the Purchase Agreement.

        13.    Miscellaneous.

        (a)   All payments hereunder shall be made by wire transfer of immediately available federal funds to such account as the Holder of this Note shall specify from time to time by notice in writing to the Company.

        (b)   This Note shall be governed by the laws of the State of Colorado without giving effect to principles of conflicts of laws thereof.

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        (c)   The Company hereby waives presentment, protest, notice of nonpayment, dishonor and notice of dishonor, except to the extent expressly required hereby.

        (d)   All notices hereunder shall be given and deemed received in the manner specified for notices under the Purchase Agreement.

        (e)   The Company agrees to pay all costs of collection, including reasonable attorneys' fees and disbursements, in the event any sum payable pursuant to this Note is not paid when due.

        (f)    If a mutilated Note is surrendered to the Company, or if the Holder of this Note claims this Note has been lost, destroyed or willfully taken and provides an indemnity bond or agreement or other security sufficient, in the reasonable judgment of the Company, to protect the Company and any of its officers, directors, employees or representatives from any loss which any of them may suffer if this Note is replaced (an "Indemnity"), then the Company shall issue a replacement Note of like tenor and dated the date of this Note.

        (g)   The Company shall, at its expense and upon written request of the Holder of this Note and surrender of this Note for such purpose, issued new Notes in exchange therefor in such denominations of at least $300,000 as shall be specified by the Holder of this Note, in an aggregate principal amount equal to the then unpaid principal amount of this Note and substantially in the form of this Note, with appropriate insertions and variations, and dated the date of this Note.

        (h)   This Note may not be sold, assigned, transferred or otherwise disposed of ("Transfer"), except that the Purchaser or any subsequent Holder of this Note may Transfer this Note to an Affiliate of the Purchaser. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

        (i)    The Company shall keep at its principal office a register in which the Company shall provide for the registration of this Note and of transfers of this Note. Upon surrender of this Note for transfer at the principal office of the Company, duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder hereof or its attorney duly authorized in writing, the Company shall execute and deliver in the name of the designated transferee a new promissory note in a principal amount equal to the unpaid principal amount of, and dated the date of this Note, and otherwise in the form of this Note.

        (j)    Amendments and modifications to this Note may be made only in the manner provided in Section 13.5 of the Purchase Agreement. The failure of the Holder to insist on strict compliance with any of the terms, covenants, or conditions of this Note by the Company shall not be deemed a waiver of that or any other term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a

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waiver or relinquishment of that or any other right or power for all or any other time. Without limiting the generality of the foregoing, the acceptance by the Holder of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any rights or remedies available to the Holder hereunder or by law at that time or at any subsequent time or nullify any prior exercise of any such right or remedy, except as and to the extent otherwise provided by law.

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        IN WITNESS WHEREOF, the Company has caused this Amended and Restated Convertible Note to be executed by an officer thereunto duly authorized this 11 day of February 2003.

DISPLAYTECH, INC.
By:	/s/ RICHARD BARTON
Name: Richard Barton Title: Chief Executive Officer

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EXHIBIT A

To: Displaytech, Inc.

        The undersigned holder of this Amended and Restated Convertible Note ("Note") hereby irrevocably exercises the option to convert this Convertible Note, or the portion below designated, into Preferred Stock (as defined in the Note) of Displaytech, Inc. (the "Company") as permitted by the Articles of Incorporation of the Company, in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated by assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Date:
in whole	in part
Portion of principal amount of the Note to be converted:
$ Signature (for conversion only)

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NOTE PURCHASE AGREEMENT
AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT
SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT
AMENDED AND RESTATED CONVERTIBLE NOTE